UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2021

ALLOVIR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39409	83-1971007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

AlloVir, Inc.
139 Main Street, Suite 500
Cambridge, Massachusetts 02142
(Address of principal executive offices, including zip code)

(617) 433-2605

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ALVR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2021, AlloVir, Inc.(”AlloVir”) entered into a Sublease (the “Sublease”) with AMAG Pharmaceuticals, Inc., a Delaware corporation (the “Tenant”), for laboratory and office space located at 1100 Winter Street, Waltham, Massachusetts, 02451 (the “Master Premises”). Under the terms of the Sublease, AlloVir will sublease approximately 59,305 square feet (the “Premises”) at the Master Premises from the Tenant.

The base rent under the Sublease is $37.50 per rentable square foot per year during the first year of the term, for a total of approximately $2.2 million in the first year of the term, which is subject to scheduled annual increases of $1.00 per rentable square foot during the term, plus certain costs, operating expenses and taxes. In addition, AlloVir is entitled to certain rent abatements for the 15 months following the Rent Commencement Date (as defined below). AlloVir’s obligation to pay rent under the Sublease will start two months following the delivery of the Premises to AlloVir pursuant to the Sublease or the date on which AlloVir occupies the Premises for the performance of business operations, whichever occurs earlier (the “Rent Commencement Date”). The term of the Sublease is until July 31, 2028.

On September 8, 2021, AlloVir also entered into a Lease (the “Lease”) with BP Bay Colony LLC, a Delaware limited liability company (the “Landlord”), for additional laboratory and office space located at the Master Premises. Under the terms of the Lease, AlloVir will lease approximately 19,236 square feet (the “Phase I Premises”) at the Master Premises beginning on September 8, 2021 and the Premises (also referred to as the “Phase II Premises” under the Lease) beginning on August 1, 2028.

The base rent under the Lease for the Phase I Premises is $40.00 per rentable square foot per year during the first year of the term, for a total of approximately $0.8 million in the first year of the term, which is subject to scheduled annual increases of $1.00 per rentable square foot during the term, plus certain costs, operating expenses and taxes. The base rent under the Lease for the Phase II Premises is $50.00 per rentable square foot per year from August 1, 2028 to July 31, 2029 and $51.00 per rentable square foot per year from August 1, 2029 to July 31, 2030, for a total of approximately $3.0 million in each year, plus certain costs, operating expenses and taxes. AlloVir’s obligation to pay rent for the Phase I premises under the Lease will start on the date ten months after September 8, 2021 or the date upon which AlloVir first occupies the Phase I Premises, whichever occurs earlier (the “Phase I Rent Commencement Date”). AlloVir’s obligation to pay rent for the Phase II Premises under the Lease will start on August 1, 2028. The term of the Lease begins on the Phase I Rent Commencement Date and is until July 31, 2030.

The foregoing descriptions of the terms of the Sublease and the Lease do not purport to be complete and each is qualified in their entirety by reference to the full text of the Sublease and the Lease, respectively, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Sublease by and between AlloVir, Inc. and AMAG Pharmaceuticals, Inc., dated September 8, 2021

10.2*	Lease by and between AlloVir, Inc. and BP Bay Colony LLC, dated September 8, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules to the Sublease and Lease have been omitted pursuant to Item 601(b)(2) of Regulation S-K because they contain information that is both (i) not material and (ii) of the type that the registrant treats as private and confidential. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AlloVir, Inc.

Date: September 13, 2021	By:	/s/ Edward Miller
Name: Edward Miller
Title: General Counsel